                                                                      EXHIBIT 21

                                SUBSIDIARIES OF
                              APPLE COMPUTER, INC*

                                                                                                    JURISDICTION
                                                                                                         OF
NAME                                                                                                INCORPORATION
-------------------------------------------------------------------------------------------------  ---------------
Apple Computer B.V.                                                                                   Netherlands
Apple Computer, Inc. Limited                                                                              Ireland
Apple Computer Limited                                                                                    Ireland
Apple Japan, Inc.                                                                                           Japan
Claris (Ireland) Limited                                                                                  Ireland

------------------------

* Pursuant to Item 601(b)(21)(ii) of Regulation S-K, the names of other subsidiaries of Apple Computer, Inc. are omitted because, considered in the aggregate, they would not constitute a significant subsidiary as of the end of the year covered by this report.